Exhibit 3.1

BY-LAWS

OF

WORLD FUEL SERVICES CORPORATION

(Amended and Restated as of March 19, 2008)

ARTICLE I. MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the Stockholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of Stockholders for any year shall be held no later than thirteen months after the last preceding annual meeting of Stockholders. Business transacted at the annual meeting shall include the election of Directors of the corporation.

Section 2. Special Meetings. Special meetings of the Stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A meeting requested by Stockholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the Stockholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Stockholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of Stockholders may be held within or without the State of Florida.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each Stockholder of record on the new record date entitled to vote at such meeting.

Section 6. Fixing Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for any determination of Stockholders, such date in any case to be not more than seventy days and, in case of a meeting of Stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Voting Record. The Officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any Stockholder shall be entitled to inspect the list at any time during the usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting on demand of any Stockholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8. Stockholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders unless otherwise provided by law.

After a quorum has been established at a Stockholders’ meeting, the subsequent withdrawal of Stockholders, so as to reduce the number of Stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.

Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or his duly authorized attorney-in-fact.

At each election for Directors every Stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the Officer, agent, or proxy designated by the By-Laws of the corporate Stockholder; or, in the absence of any applicable By-Law, by such person as the Board of Directors of the corporate Stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the By-Laws or other instrument of the corporate Stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate Stockholder, the Chairman of the Board, President, any Vice President, Secretary and Treasurer of the corporate Stockholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which a written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 10. Proxies. Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting or any Stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the Stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate Officer responsible for maintaining the list of Stockholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 11. Voting Trusts. Any number of Stockholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a Stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 12. Stockholders’ Agreements. Two or more Stockholders of this corporation may enter into an agreement or agreements providing for the exercise of voting rights in the manner provided in the agreement(s) or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the Stockholders of record as entitled to vote the shares standing in their names.

Section 13. Action Without a Meeting. Any action required to be taken at any annual or special meeting of Stockholders of the corporation or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within 10 days after first obtaining such authorization by written consent, notice must be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with the Florida Statutes provision concerning dissenters rights of shareholders.

ARTICLE II. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state or Stockholders of this corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of Directors.

Section 4. Duties of Directors. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) one or more Officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented,

(b) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person’s professional or expert competence, or

(c) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

A Director shall not be considered to be acting in good faith if he has actual knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the corporation.

Section 5. Presumption of Assent. A Director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. This corporation shall have not less than four (4) nor more than ten (10) Directors. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the terms of any incumbent Director.

Section 7. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of Stockholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of Stockholders and at each annual meeting thereafter the Stockholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Stockholders.

Section 9. Removal of Directors. At a meeting of Stockholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

Section 10. Quorum and Voting. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11. Director Conflicts of Interest. No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(b) The fact of such relationship or interest is disclosed or known to the Stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the Stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

(a) approve or recommend to Stockholders actions or proposals required by law to be approved by Stockholders,

(b) designate candidates for the office of Director, for purposes of proxy solicitation or otherwise,

(c) fill vacancies on the Board of Directors or any committee thereof,

(d) amend the By-Laws,

(e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

(f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 13. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 14. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of Stockholders. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, telex or cable at least two days before the meeting or by notice mailed to the Director at least five days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation, or by any two Directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 15. Action Without a Meeting. Any action required to be taken at a meeting of the Directors of a corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

Section 1. Officers. The Officers of this corporation shall consist of a Chairman of the Board, President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The Officers of this corporation shall have the following duties:

The Chairman of the Board shall preside at all meetings of the Stockholders and Board of Directors at which he is present and shall be the chief executive officer of the corporation.

The President shall have general management of the business and affairs of the corporation subject to the directions of the Chairman of the Board and the Board of Directors.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Stockholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, its Chairman or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Stockholders and whenever else required by the Board of Directors, its Chairman or the President, and shall perform such other duties as may be prescribed by the Board of Directors, its Chairman or the President.

Section 3. Removal of Officers. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby.

Any Officer or agent elected by the Stockholders may be removed only by vote of the Stockholders, unless the Stockholders shall have authorized the Directors to remove such Officer or agent.

Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the By-Laws shall have expressly reserved such power to the Stockholders.

Removal of any Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an Officer or agent shall not of itself create contract rights.

Section 4. Compensation. The compensation of the Chairman, President, Secretary, Treasurer and such other Officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board. The fact that an Officer is also a Director shall not preclude such person from receiving compensation as either a Director or Officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The Chairman and the President shall have authority to fix the salaries of all employees of the corporation other than Officers elected or appointed by the Board of Directors.

ARTICLE IV: STOCK CERTIFICATES AND UNCERTIFICATED SHARES

Section 1. Issuance. The shares of this corporation may be represented by certificates or may be uncertificated. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form of Stock Certificates. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such Officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any Stockholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3. Transfer of Stock. In the case of shares represented by a stock certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange, a new certificate or uncertificated shares shall be issued to the person entitled thereto, the old certificate shall be cancelled and the transaction shall be recorded upon the books of the corporation.

In the case of uncertificated shares, upon the receipt by the corporation or the transfer agent of the corporation of proper transfer instructions from the registered owner or duly authorized agent, transferee or legal representative thereof, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or a stock certificate for such shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 4. Lost, Stolen or Destroyed Certificates. The corporation shall issue a new stock certificate or uncertificated shares in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate or uncertificated shares before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the corporation, including bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.

Section 5. Notice upon Issuance or Transfer of Uncertificated Shares. In accordance with the requirements of the Florida Business Corporation Act, the corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written statement containing the information required to be set forth or stated on certificates pursuant to the Florida Business Corporation Act, as it may be amended from time to time, and any successor to said act.

ARTICLE V. BOOKS AND RECORDS

Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Stockholders, Board of Directors and committees of Directors.

This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Stockholders’ Inspection Rights. Any person who shall have been a holder of record of one quarter of one percent (.25%) of the outstanding shares of any class or series of the corporation, or of voting trust certificates therefor, at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of Stockholders and to make extracts therefrom.

Section 3. Financial Information. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year. This requirement may be modified by a resolution of the Stockholders not later than four months after the close of each fiscal year.

Upon written request of any Stockholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such Stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Stockholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI. DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the Stockholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the corporation’s own treasury shares.

(c) Dividends may be declared and paid in the corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Stockholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

ARTICLE VII. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

WORLD FUEL SERVICES CORPORATION

1984

Florida

ARTICLE VIII.

INDEMNIFICATION

1. World Fuel Services Corporation (referred to in this Article 8 as the “Company”) shall indemnify any person who is or was a director or officer of the Company and is made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent authorized or permitted by the laws of Florida as in effect at the date hereof and, if broader, as authorized or permitted pursuant to the laws of Florida hereafter.

2. Expenses (including counsel fees) incurred by an officer or director in defending any pending, threatened, or completed action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) shall be paid by the Company in advance of the determination of such officer’s or director’s entitlement to indemnification promptly upon receipt of an undertaking by or on behalf of such officer or director to repay amounts so advanced in the event and to the extent that such officer or director is ultimately found not to be entitled to indemnification by the Company as authorized by this Article. The Board of Directors may, upon approval of such officer or director, authorize the Company’s counsel to represent such officer or director, in any action, suit or proceeding, whether or not the Company is a party thereto.

3. All rights to indemnification and advances under this Article: (a) shall be deemed to be a contract between the Company and each person who is or was a director or officer of the Company who serves or served in such capacity at any time while this Article is in effect; and (b) are and are intended to be, retroactive and shall be available with respect to events occurring prior to the adoption of these provisions. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Florida Business Corporation Act or any other applicable laws shall not, with respect to any events occurring or matters arising prior to the date of such repeal or modification, in any way diminish any rights to indemnification and to such advances of such person or the obligations of the Company arising hereunder.

4. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to such indemnification and advances and shall be binding upon any successor to the Company to the fullest extent permitted by the laws of Florida as from time to time in effect.

5. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Florida law, the Company’s Articles of Incorporation, any agreement, any vote of shareholders or disinterested directors or otherwise.

6. Any indemnification required by this Article shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party. Any advance required by this Article shall be made within 5 business days after the written request of the indemnified party. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified party in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the time period specified in this Section 6. The indemnified party’s costs and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Company.

7. Except as provided in Section 8, any determination that indemnification of a director or officer is proper in the circumstances because he or she has met the standard of conduct pursuant to applicable law, unless pursuant to a determination by a court, shall be made:

(a)	By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b)	If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee, consisting solely of two or more directors not at the time parties to the proceeding, which committee shall be designated by the Board of Directors (and directors who are parties to the proceeding may participate in the vote to select such committee);

(c)	By independent legal counsel:

1.	Selected by the Board of Directors as prescribed in clause (a) above or by the committee prescribed in clause (b) above; or

2.	If a quorum of the directors cannot be obtained for clause (a) above and the committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (and directors who are parties to the proceeding may participate in the vote to select such counsel);

(d)	By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding; or

(e)	By any other method authorized by the laws of the State of Florida.

8. If a Change in Control has occurred, the person asserting the right to indemnification shall be entitled to select the method of making the determination described in Section 7, so long as such method is authorized pursuant to applicable law. As used herein, Change in Control means the occurrence of an event which results in any of the following:

(i)	any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

(ii)	any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity;

(iii)

the individuals who, as of March 1, 2003 (the “Effective Date”), constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds ( 2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds ( 2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds ( 2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds ( 2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds ( 2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Article, considered as though such person were a member of the Incumbent Board; or

(iv)	there is a liquidation or dissolution of the Company or a sale of all or substantially all of its assets.

9. For purposes of this Article, the term “Company” shall include any predecessor of the Company and any constituent corporation (including any constituent of a constituent) absorbed by the Company in a consolidation or merger. Any director or officer of the Company serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled directly or indirectly by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

10. Each of the provisions of this Article is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In the event that all or any portion of this Article is ever held void or unenforceable by a court of competent jurisdiction, then such court is hereby expressly authorized to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable. If any such portion cannot be so modified and is invalidated on any ground by a court of competent jurisdiction, then the Company shall nevertheless indemnify each person who is or was a director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX. AMENDMENT

These By-Laws may be repealed or amended, and new By-Laws may be adopted, by either the Board of Directors or the Stockholders, but the Board of Directors may not amend or repeal any By-Law adopted by Stockholders if the Stockholders specifically provide that such By-Law is not subject to amendment or repeal by the Directors.